Exhibit 99.1

CASI PHARMACEUTICALS ANNOUNCES $23.8 MILLION REGISTERED DIRECT OFFERING LED BY EXISTING SHAREHOLDERS

ROCKVILLE, Md. (October 13, 2017) – CASI Pharmaceuticals, Inc. (the “Company”) (Nasdaq: CASI), a biopharmaceutical company dedicated to the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a commercial focus on China, announced that it has entered into definitive agreements with certain institutional and accredited investors, including existing shareholders, to purchase approximately $23.8 million of securities in a registered direct offering. CASI expects to receive net proceeds of approximately $23.3 million after deducting agent’s fees and other offering expenses.

CASI has agreed to sell an aggregate of approximately 7,951,868 shares of its common stock and warrants to purchase shares of its common stock. Each unit, consisting of one share of common stock and a warrant to purchase 0.2 share of common stock will be sold for a purchase price of $3.00. The warrants will become exercisable six months after the issuance date and have a term of 2.5 years and an exercise price equal to $3.75. The offering is expected to close on or about October 17, 2017, subject to satisfaction of customary closing conditions.

Dr. Wei-Wu He, the Company’s Chairman, stated, ‘We are pleased with the return of our investors and the positive momentum of our Company. We intend to use the net proceeds to support our business development activities and drive the Company’s continued growth. We also are pleased with the China FDA’s recent public guidance that in its efforts to accelerate approvals for imported drugs, it plans to accept data from clinical trials outside of China. We believe this could potentially accelerate our pipeline of U.S. approved drugs that are currently under China FDA review, namely EVOMELA®, which has been granted priority review; and MARQIBO® and ZEVALIN®. We look forward to accelerating these medicines to the second largest pharmaceutical market, and will continue to add on to our pipeline.”

HC Wainwright acted as exclusive placement agent in this transaction. A shelf registration statement containing a prospectus relating to the shares of common stock and warrants to be issued in this transaction (and the shares of common stock issuable upon exercise of the warrants) has been filed with the Securities and Exchange Commission (the “SEC”) and declared effective on October 15, 2015. A prospectus supplement relating to the offering will be filed by CASI with the SEC. Copies of the prospectus and prospectus supplement and accompanying prospectuses may be obtained directly from. This announcement is neither an offer to sell nor a solicitation of an offer to buy any securities of CASI. No offer, solicitation or sale will be made in any jurisdiction in which such offer, solicitation or sale is unlawful.

About CASI Pharmaceuticals, Inc.

CASI is a U.S. based, late-stage biopharmaceutical company focused on the acquisition, development and commercialization of innovative therapeutics addressing cancer and other unmet medical needs for the global market with a focus on commercialization in China. CASI’s product pipeline features (1) EVOMELA®, MARQIBO® and ZEVALIN®, all U.S. Food and Drug Administration (FDA) approved drugs in-licensed from Spectrum Pharmaceuticals, Inc. for China regional rights, and currently in various stages in the regulatory and clinical process for market approval in China, (2) CASI-001 and CASI-002, proprietary preclinical candidates in immune-oncology, and (3) our proprietary drug candidate, ENMD-2076, ongoing in one Phase 2 clinical study. CASI is headquartered in Rockville, Maryland and has a wholly owned subsidiary and R&D operations in Beijing, China. More information on CASI is available at www.casipharmaceuticals.com and in CASI’s filings with the U.S. Securities and Exchange Commission.

CASI’s China rights to EVOMELA® (melphalan) for Injection, MARQIBO® (vinCRIStine sulfate LIPOSOME injection) and ZEVALIN® (ibritumomab tiuxetan) were previously licensed from its partner Spectrum Pharmaceuticals, Inc. Based on the U.S. FDA’s approval of these three licensed products, CASI is pursuing the Import Drug registration path for approval in China.

Forward Looking Statements

This news release contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act with respect to the outlook for expectations for future financial or business performance, strategies, expectations and goals. Forward looking statements are subject to numerous assumptions, risks and uncertainties, which change over time. Forward-looking statements speak only as of the date they are made, and no duty to update forward-looking statements is assumed. Actual results could differ materially from those currently anticipated due to a number of factors, including: that we may be unable to continue as a going concern as a result of our inability to raise sufficient capital for our operational needs; the volatility in the market price of our common stock; risks relating to interests of our largest stockholders that differ from our other stockholders; the risk of substantial dilution of existing stockholders in future stock issuances, the difficulty of executing our business strategy in China; our inability to predict when or if our product candidates will be approved for marketing by the China Food and Drug Administration authorities; our inability to enter into strategic partnerships for the development, commercialization, manufacturing and distribution of our proposed product candidates or future candidates; risks relating to the need for additional capital and the uncertainty of securing additional funding on favorable terms; risks associated with our product candidates; risks associated with any early-stage products under development; the risk that results in preclinical and early clinical models are not necessarily indicative of later clinical results; uncertainties relating to preclinical and clinical trials, including delays to the commencement of such trials; the lack of success in the clinical development of any of our products; dependence on third parties; and risks relating to the commercialization, if any, of our proposed products (such as marketing, safety, regulatory, patent, product liability, supply, competition and other risks). Such factors, among others, could have a material adverse effect upon our business, results of operations and financial condition. We caution readers not to place undue reliance on any forward-looking statements, which only speak as of the date made. Additional information about the factors and risks that could affect our business, financial condition and results of operations, are contained in our filings with the U.S. Securities and Exchange Commission, which are available at www.sec.gov.